Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:
John Bartholdson
Senior Vice President,
Chief Financial Officer
Phone (610) 251-1000
jbartholdson@triumphgroup.com

TRIUMPH GROUP REPORTS

SECOND QUARTER FISCAL 2006 RESULTS

•                  Net sales for second quarter fiscal 2006 increased 8% to $183.6 million

•                  Operating income in the second quarter fiscal 2006 increased 34% to $13.2 million

•                  Income from continuing operations for the second quarter fiscal 2006 increased 44% to $7.0 million

•                  Backlog increased 35% over prior year to $756.8 million

Wayne, PA – October 28, 2005 – Triumph Group, Inc. (NYSE: TGI) today reported that net sales from continuing operations for the second quarter of the fiscal year ending March 31, 2006 totaled $183.6 million, an eight percent increase from last year’s second quarter net sales from continuing operations of $170.0 million.  Income from continuing operations for the second quarter of fiscal 2006 increased forty-four percent to $7.0 million, or $0.44 per diluted common share, versus $4.9 million, or $0.31 per diluted common share for the second quarter of the prior year.  During the quarter, the company generated $6.0 million of cash flow from operations.

Net sales from continuing operations for the first six months of fiscal 2006 were $361.3 million, an eight percent increase over net sales of $335.3 million last year.  Income from continuing operations for the first six months of fiscal 2006 increased 103 percent to $14.2 million, or $0.89 per diluted common share, compared to income from continuing operations of $7.0 million, or $0.44 per diluted common share in the prior year period.  During the six months, the company generated $7.1 million of cash flow from operations.

The Aerospace Systems segment reported net sales for the quarter of $140.4 million, compared to $122.1 million in the prior year period, an increase of fifteen percent.  Operating income for the second quarter of fiscal 2006 was $17.2 million, compared to $14.6 million for the prior year period, an eighteen percent increase.  The Aerospace Systems segment increased sales and operating income on both a year-over-year and a sequential quarterly basis, despite lost production due to the work stoppage at Boeing Commercial Aircraft division.

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The Aftermarket Services segment reported net sales for the quarter of $44.0 million, compared to $42.4 million in the prior year period, a four percent increase.  Operating income for the second quarter of fiscal 2006 was a loss of $1.2 million, compared to earnings of $2.3 million for the prior year period.  Core growth in repair and overhaul service companies was offset by losses related to the Northwest Airlines and Delta Air Lines bankruptcies and by costs incurred in developing products associated with new aerospace programs in the castings and manufacturing operations of the Aftermarket Services segment.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “We are pleased to report increased sales, operating income, and net earnings for the second quarter and the first half of fiscal 2006 in spite of the material impact that the work stoppage at Boeing Commercial Aircraft division had on earnings for the quarter.  Sales and earnings increased on a year-over-year basis and significant cash flow was generated from operating activities, reflecting the quality of our earnings growth.   Moreover, the recovery of our aerospace business is apparent from the significant increase in our backlog, which reflects ramped-up commercial aerospace build schedules as well as initial production orders for the A380.”

Commenting on the outlook for the year, Mr. Ill stated, “Based upon continued strength from operations and current market conditions, we expect that fiscal 2006 earnings per share will be in the range of $1.75 to $2.00.”

As previously announced, Triumph will hold a conference call today at 8:00 a.m. (EDT) to discuss the fiscal 2006 second quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  An audio replay will be available from October 28th until November 4th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #791424.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including commercial and regional airlines, air cargo carriers, as well as original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s earnings expectations for the fiscal year. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 6 PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
CONDENSED STATEMENTS OF INCOME	2005	2004	2005	2004

Net Sales	$183,633	$169,980	$361,330	$335,333

Operating Income	13,218	9,880	26,947	16,327

Interest Expense and Other	3,172	3,210	6,359	6,467
Income Tax Expense	3,002	1,775	6,375	2,860

Income from Continuing Operations	7,044	4,895	14,213	7,000
Income from Discontinued Operations	0	777	0	1,531

Net Income	$7,044	$5,672	$14,213	$8,531

Earnings Per Share - Basic:

Income from Continuing Operations	$0.44	$0.31	$0.89	$0.44
Income from Discontinued Operations	$0.00	$0.05	$0.00	$0.10
Net Income	$0.44	$0.36	$0.89	$0.54

Weighted average common shares outstanding - Basic	15,910	15,868	15,908	15,864

Earnings Per Share - Diluted:

Income from Continuing Operations	$0.44	$0.31	$0.89	$0.44
Income from Discontinued Operations	$0.00	$0.05	$0.00	$0.10
Net Income	$0.44	$0.36	$0.89	$0.54

Weighted average common shares outstanding - Diluted	16,056	15,942	16,031	15,939

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	September 30, 2005	March 31, 2005

Assets
Cash	$5,335	$4,844
Accounts Receivable, net	124,470	127,942
Inventory	229,200	217,234
Deferred Income Taxes	5,422	5,422
Prepaid Expenses and Other	5,028	3,887
Current Assets	369,455	359,329

Property and Equipment, net	232,076	234,123
Goodwill	273,580	273,476
Intangible Assets, net	52,609	56,227
Other	14,764	14,560

Total Assets	$942,484	$937,715

Liabilities & Stockholders’ Equity

Accounts Payable	$57,419	$65,211
Accrued Expenses	64,579	75,598
Income Taxes Payable	1,330	2,922
Current Portion of Long-Term Debt	1,662	1,740
Current Liabilities	124,990	145,471

Long-Term Debt, less current portion	170,500	156,042
Deferred Income Taxes and Other	106,542	109,539

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,027,324 shares issued	16	16
Capital in excess of par value	259,676	259,448
Treasury Stock, at cost, 117,010 and 123,160 shares	(2,905)	(3,057)
Accumulated other comprehensive (loss) income	(498)	306
Retained earnings	284,163	269,950
Total Stockholders’ Equity	540,452	526,663

Total Liabilities and Stockholders’ Equity	$942,484	$937,715

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004

Net Sales:
Aerospace Systems	$140,378	$122,090	$274,524	$241,506
Aftermarket Services	44,039	42,421	88,199	82,162
Other	0	7,467	0	15,197
Elimination of inter-segment sales	(784)	(1,998)	(1,393)	(3,532)
	$183,633	$169,980	$361,330	$335,333

Operating Income (Loss):
Aerospace Systems	$17,226	$14,600	$33,442	$25,909
Aftermarket Services	(1,229)	2,295	127	3,561
Other	0	(3,780)	0	(6,933)
Corporate	(2,779)	(3,235)	(6,622)	(6,210)
	$13,218	$9,880	$26,947	$16,327

Depreciation and Amortization:
Aerospace Systems	$5,489	$4,640	$11,014	$9,337
Aftermarket Services	2,461	2,092	4,835	4,163
Other	0	745	0	1,505
Corporate	32	32	64	75
	$7,982	$7,509	$15,913	$15,080

Capital Expenditures:
Aerospace Systems	$3,237	$5,814	$5,154	$7,874
Aftermarket Services	2,221	1,015	5,286	1,896
Other	0	17	0	24
Corporate	19	8	33	34
	$5,477	$6,854	$10,473	$9,828

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Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended September 30, 2005 was $21.2 million with a margin of 11.5%.  EBITDA for the three months ended September 30, 2004 was $17.4 million with a margin of 10.2%.  EBITDA for the six months ended September 30, 2005 was $42.9 million with a margin of 11.9%. EBITDA for the six months ended September 30, 2004 was $31.4 million with a margin of 9.4%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended September 30,		Six Months Ended September 30,
	2005	2004	2005	2004
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$7,044	$4,895	$14,213	$7,000

Add-back:
Income Tax Expense	3,002	1,775	6,375	2,860
Interest Expense and Other	3,172	3,210	6,359	6,467
Depreciation and Amortization	7,982	7,509	15,913	15,080

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$21,200	$17,389	$42,860	$31,407

Net Sales	$183,633	$169,980	$361,330	$335,333

EBITDA Margin	11.5%	10.2%	11.9%	9.4%

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended September 30, 2005
		Segment Data
		Aerospace	Aftermarket	Corporate /
	Total	Systems	Services	Eliminations

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$7,044

Add-back:
Income Tax Expense	3,002

Interest Expense and Other	3,172

Operating Income (Expense)	$13,218	$17,226	($1,229)	($2,779)

Depreciation and Amortization	7,982	5,489	2,461	32

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$21,200	$22,715	$1,232	($2,747)

Net Sales	$183,633	$140,378	$44,039	($784)

EBITDA Margin	11.5%	16.2%	2.8%	n/a

	Six Months Ended September 30, 2005
		Segment Data
		Aerospace	Aftermarket	Corporate /
	Total	Systems	Services	Eliminations

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$14,213

Add-back:
Income Tax Expense	6,375

Interest Expense and Other	6,359

Operating Income (Expense)	$26,947	$33,442	$127	($6,622)

Depreciation and Amortization	15,913	11,014	4,835	64

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$42,860	$44,456	$4,962	($6,558)

Net Sales	$361,330	$274,524	$88,199	($1,393)

EBITDA Margin	11.9%	16.2%	5.6%	n/a

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Net Debt to Capital:	Sep-05	Mar-05

Calculation of Net Debt
Current Portion	$1,662	$1,740
Long term debt	170,500	156,042
Total Debt	172,162	157,782
Less: Cash and cash equivalents	5,335	4,844
Net Debt	166,827	152,938

Calculation of Capital
Net Debt	166,827	152,938
Stockholders’ equity	540,452	526,663
Total Capital	$707,279	$679,601

Percent of net debt to capital	23.6%	22.5%

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